EXHIBIT 21

                              LIST OF SUBSIDIARIES



Tigerquote.com Insurance Solutions, Inc.
Tigerquote.com Insurance Services of California, Inc.
Tigerquote.com Insurance Solutions of Colorado, Inc.
Tigerquote.com Insurance Agency of Georgia, Inc.
Tigerquote.com Insurance Solutions of Illinois, Inc.
Tigerquote.com Insurance Solutions of Indiana, Inc.
Tigerquote.com Insurance Solutions of Iowa, Inc.
Tigerquote.com Insurance Solutions of Kentucky, Inc.
Tigerquote.com Insurance Services of Michigan, Inc.
Tigerquote.com Insurance Solutions of Missouri, Inc.
Tigerquote.com Insurance Solutions of Nevada, Inc.
Tigerquote.com Insurance Agency of New York, Inc.
Tigerquote.com Insurance Solutions of Ohio, Inc.
Tigerquote.com Insurance Solutions of Oregon, Inc.
Tigerquote.com Insurance Solutions of Pennsylvania, Inc.
Tigerquote.com Insurance Solutions of Tennessee, Inc.
Tigerquote.com Insurance Solutions of Texas, Inc.
Tigerquote.com Insurance Solutions of Vermont, Inc.
Tigerquote.com Insurance Solutions of Virginia, Inc.
Tigerquote.com Insurance Solutions of Washington, Inc.
Tigerquote.com Insurance Services of Wisconsin, Inc.
Tigerquote.com Life Managing General Agency, Inc.
Tigerquote.com Managing General Agency, Inc.
Universal Adjusting Corporation
Universal Florida Insurance Agency, Inc.
Universal Inspection Corporation
Universal Insurance Holding Company of Florida
Universal Life Support Corporation
Universal Property & Casualty Insurance Company
Universal Risk Advisors
Universal Risk Life Advisors, Inc.
Izano Sports (inactive)
World Financial Resources, Ltd (inactive)
Paul Revere Health Plans, Inc.
Eproperty and Casualty, Inc.
Atlas Florida Financial Corporation
Sterling Premium Finance Company